Exhibit 99.1

Pegasus Merger Co. Announces Extension of Tender Offers

New York, NY, September 7, 2022 – Pegasus Merger Co. (the “Company”), an affiliate of certain investment funds managed by affiliates of Apollo Global Management, Inc., announced today that it has amended the terms of the Company’s previously announced cash tender offers (together, the “Tender Offer”) and consent solicitations (together, the “Consent Solicitation”) to purchase any and all of Tenneco Inc.’s (“Tenneco”) outstanding 5.125% Senior Secured Notes due 2029 (the “5.125% Notes”) and 7.875% Senior Secured Notes due 2029 (the “7.875% Notes” and together with the 5.125% Notes, the “Notes”) to extend the expiration date from 5:00 p.m., New York City time, on September 7, 2022 to 5:00 p.m., New York City Time, on September 27, 2022 (as so extended, and as may be further extended, the “Expiration Date”).

Holders have until the Expiration Date, unless extended or earlier terminated, to tender their Notes pursuant to the Tender Offer. Holders who validly tender Notes after the Early Tender Date but before the Expiration Date will receive the Tender Consideration listed below, which does not include the Early Participation Premium. The Early Tender Date was 5:00 p.m., New York City time, on July 19, 2022. Holders are not entitled to withdraw previously tendered Notes or revoke Consents delivered pursuant to the Consent Solicitation, unless otherwise required by law.

The table below sets forth the consideration payable in connection with the Tender Offer:

Notes	CUSIPs	Tender Consideration(1)	Early Participation Premium(1)(2)	Total Consideration (1)(2)(3)
$800,000,000 5.125% Senior Secured Notes due 2029	CUSIP: 880349 AT2; U88037 AG8	$982.50	$30.00	$1,012.50

$500,000,000 7.875% Senior Secured Notes due 2029	CUSIP: 880349 AS4; U88037 AF0	$982.50	$30.00	$1,012.50

(1)	For each $1,000 principal amount of Notes, excluding accrued but unpaid interest, which interest will be paid in addition to the Tender Consideration or Total Consideration, as applicable.
(2)	Payable only to holders who validly tendered (and did not validly withdraw) Notes prior to the Early Tender Date.
(3)	The Early Participation Premium is included in the Total Consideration.

According to information provided by Global Bondholder Services Corporation, the Information and Tender Agent for the Tender Offer, the Company has received tenders and consents from holders of more than 99% of the total outstanding principal amount of the 5.125% Notes, and tenders and consents from holders of more than 98% of the total outstanding principal amount of the 7.875% Notes.

Consummation of the Tender Offer and payment for the Notes validly tendered pursuant to the Tender Offer are subject to the satisfaction of certain conditions, including, but not limited to, the consummation of the Merger and a financing condition. The Company reserves the right, in its sole discretion, to waive any and all conditions to the Tender Offer. The Company intends to further extend the Expiration Date, without extending the July 12, 2022 Withdrawal Deadline (unless required by law), to have the Settlement Date coincide with the closing of the Merger. The completion of the Merger and settlement for Notes tendered and not withdrawn is currently expected to occur in the second half of 2022.

Except as set forth herein, all other terms, provisions and conditions of the Tender Offer and the Consent Solicitation will remain in full force and effect as set forth in the Company’s Offer to Purchase and Consent Solicitation Statement, dated June 27, 2022 (as amended or supplemented from time to time, the “Statement”). The complete terms and conditions of the Tender Offer and Consent Solicitation are described in the Statement, copies of which may be obtained at no charge from Global Bondholder Services Corporation. All capitalized terms used but not defined herein shall have the same meaning ascribed to them in the Statement. The Company reserves the right to further amend the terms of the Tender Offer and Consent Solicitation, to further extend the Expiration Date for the Tender Offer and Consent Solicitation or to waive any and all conditions to the Tender Offer and Consent Solicitation, in its sole discretion, at any time.

Requests for documents relating to the Tender Offer and the Consent Solicitation may be directed to Global Bondholder Services Corporation, the Information and Tender Agent, at (866) 654-2015 or (212) 430-3774 (Banks and Brokers). BofA Securities, Inc. and Citigroup Global Markets Inc. are acting as Dealer Managers for the Tender Offer and the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation may be directed to BofA Securities at (980) 388-0539 (collect) or (888) 292-0070 (toll free) and Citigroup Global Markets Inc. at (212) 723-6106 (collect) or (800) 558-3745 or by email to ny.liabilitymanagement@citi.com.

None of the Company, Tenneco, the Dealer Managers and Solicitation Agents, the Information and Tender Agent, or the trustees with respect to the Notes is making any recommendation as to whether Holders should tender any Notes in response to the Tender Offer. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amount of Notes to tender.

This press release is for informational purposes only and is not an offer to buy, nor the solicitation of an offer to sell any of the Notes. No offer, solicitation or purchase will be made in any jurisdiction in which such an offer, solicitation or purchase would be unlawful. The Tender Offer and Consent Solicitation is being made solely by the Statement. The full details of the Tender Offer and Consent Solicitation, including complete instructions on how to tender the Notes, are included in the Statement. Holders of the Notes are strongly encouraged to carefully read the Statement because it contains important information.

Forward Looking Statements

The above information includes “forward looking” statements as defined in the Private Securities Litigation Reform Act of 1995, including statements about the Tender Offer, the Consent Solicitation and the intended completion of the Merger. Such statements only reflect the Company’s best assessment at this time and are indicated by words or phrases such as “plans,” “intends,” “will” or similar words or phrases. These statements are based on the Company’s current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent to transactions of this nature, including, without limitation, whether or not the Company completes the Tender Offer and Consent Solicitation on terms currently contemplated or otherwise and whether or not the Merger is consummated. The Company is under no obligation to (and specifically disclaims any such obligation to) update or alter these forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

About Apollo

Apollo is a global, high-growth alternative asset manager. In the asset management business, Apollo seeks to provide its clients excess return at every point along the risk-reward spectrum from investment grade to private equity with a focus on three business strategies: yield, hybrid, and equity. For more than three decades, Apollo’s investing expertise across its fully integrated platform has served the financial return needs of its clients and provided businesses with innovative capital solutions for growth. Through Athene, Apollo’s retirement services business, it specializes in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. Apollo’s patient, creative, and knowledgeable approach to investing aligns its clients, businesses it invests in, its team members, and the communities it impacts, to expand opportunity and achieve positive outcomes. As of June 30, 2022, Apollo had approximately $515 billion of assets under management. To learn more, please visit www.apollo.com.

Apollo Contacts

For investor inquiries regarding Apollo, please contact:

Noah Gunn

Global Head of Investor Relations

Apollo Global Management, Inc.

(212) 822-0540

IR@apollo.com

Joanna Rose

Global Head of Corporate Communications

Apollo Global Management, Inc.

(212) 822-0491

Communications@apollo.com